Exhibit 99.5

EXHIBIT 99.5 Admission Ticket IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext C123456789 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on January 14, 2019. Vote by Internet o Go to www.envisionreports.com/UBSH o Or scan the QR code with your smartphone. o Follow the steps outlined on the secure website. Vote by telephone o Call toll free 1-800-652-VOTE (8683) within the USA, US territories Canada on a touch tone telephone. o Follow the instructions provided by the recorded message. Special Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain + For Against Abstain 1. Union Merger and Share Issuance Proposal To approve the Agreement and Plan of Reorganization, dated as of October 4, 2018, as amended on December 7, 2018, including the related Plan of Merger (the "Merger Agreement"), by and between Union Bankshares Corporation ("Union") and Access National Corporation ("Access"), and to approve the transactions contemplated thereby, including the merger of Access with and into Union and the issuance of shares of Union common stock as consideration under the Merger Agreement. 2. Union Adjournment Proposal To approve one or more adjournments of the Union Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of Proposal 1. 3. In their discretion, the proxy agents are authorized to transact such other business as may properly come before the Union Special Meeting and any adjournments or postponements thereof. B Non-Voting Items Change of Address - Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Union Special Meeting. C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 3 9 8 2 2 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02YC5B ..

2019 Special Meeting Admission Ticket Special Meeting of Shareholders of Union Bankshares Corporation January 15, 2019 at 10:00 a.m. Omni Hotel Richmond 100 South 12th Street Richmond, Virginia 23219 Upon arrival, please present this admission ticket and photo identification at the registration desk. IMPORTANT SPECIAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 15, 2019 THE FORM S-4 AND JOINT PROXY STATEMENT/PROSPECTUS ARE AVAILABLE AT: www.envisionreports.com/UBSH q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY - Union Bankshares Corporation Special Meeting of Shareholders to be held January 15, 2019 This proxy is solicited by the Board of Directors of Union Bankshares Corporation. John C. Asbury and Rachael R. Lape, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Special Meeting of Shareholders of Union Bankshares Corporation to be held on January 15, 2019 or at any adjournments or postponements thereof (the "Union Special Meeting"). Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have the authority to vote the shares represented by this proxy in accordance with the recommendations of the Board of Directors with respect to each Proposal 1 and Proposal 2. The Proxies, in their discretion, are further authorized to transact such other business as may properly come before the Union Special Meeting. (Items to be voted appear on reverse side.)

UNION

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on January 14, 2019.

Vote by Internet

- Go to **www.envisionreports.com/UBSH**
- Or scan the QR code with your smartphone.
- Follow the steps outlined on the secure website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone.
- Follow the instructions provided by the recorded message.

Special Meeting ESOP Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. **Union Merger and Share Issuance Proposal** To approve the Agreement and Plan of Reorganization, dated as of October 4, 2018, as amended on December 7, 2018, including the related Plan of Merger (the "Merger Agreement"), by and between Union Bankshares Corporation ("Union") and Access National Corporation ("Access"), and to approve the transactions contemplated thereby, including the merger of Access with and into Union and the issuance of shares of Union common stock as consideration under the Merger Agreement.	☐	☐	☐
2. **Union Adjournment Proposal** To approve one or more adjournments of the Union Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of Proposal 1.	☐	☐	☐

3. In their discretion, the proxy agents are authorized to transact such other business as may properly come before the Union Special Meeting and any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Union Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T
1 P C F 3 9 8 2 2 5 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02YC7B

2019 Special Meeting Admission Ticket Special Meeting of Shareholders of Union Bankshares Corporation January 15, 2019 at 10:00 a.m. Omni Hotel Richmond 100 South 12th Street Richmond, Virginia 23219 Upon arrival, please present this admission ticket and photo identification at the registration desk. IMPORTANT SPECIAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 15, 2019 THE FORM S-4 AND JOINT PROXY STATEMENT/PROSPECTUS ARE AVAILABLE AT: www.envisionreports.com/UBSH q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting ESOP Voting Card and Vote Authorization Special Meeting of Shareholders to be held January 15, 2019 This proxy is solicited by the Board of Directors of Union Bankshares Corporation. John C. Asbury and Rachael R. Lape, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Special Meeting of Shareholders of Union Bankshares Corporation to be held on January 15, 2019 or at any adjournments or postponements thereof (the "Union Special Meeting"). Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have the authority to vote the shares represented by this proxy in accordance with the recommendations of the Board of Directors with respect to each Proposal 1 and Proposal 2. The Proxies, in their discretion, are further authorized to transact such other business as may properly come before the Union Special Meeting. (Items to be voted appear on reverse side.)